©2015Novelis Inc. 1 February 9, 2015 Philip Martens President and Chief Executive Officer Steve Fisher Senior Vice President and Chief Financial Officer Novelis Q3 Fiscal Year 2015 Earnings Conference Call Exhibit 99.2

©2015Novelis Inc. 2 Safe Harbor Statement Forward-Looking Statements Statements made in this presentation which describe Novelis' intentions, expectations, beliefs or predictions may be forward-looking statements within the meaning of securities laws. Forward-looking statements include statements preceded by, followed by, or including the words "believes," "expects," "anticipates," "plans," "estimates," "projects," "forecasts," or similar expressions. Examples of forward-looking statements in this presentation are statements about expected positive full year FY15 cash flow. Novelis cautions that, by their nature, forward-looking statements involve risk and uncertainty and that Novelis' actual results could differ materially from those expressed or implied in such statements. We do not intend, and we disclaim any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise. Factors that could cause actual results or outcomes to differ from the results expressed or implied by forward-looking statements include, among other things: changes in the prices and availability of aluminum (or premiums associated with such prices) or other materials and raw materials we use; the capacity and effectiveness of our metal hedging activities; relationships with, and financial and operating conditions of, our customers, suppliers and other stakeholders; fluctuations in the supply of, and prices for, energy in the areas in which we maintain production facilities; our ability to access financing for future capital requirements; changes in the relative values of various currencies and the effectiveness of our currency hedging activities; factors affecting our operations, such as litigation, environmental remediation and clean-up costs, labor relations and negotiations, breakdown of equipment and other events; the impact of restructuring efforts in the future; economic, regulatory and political factors within the countries in which we operate or sell our products, including changes in duties or tariffs; competition from other aluminum rolled products producers as well as from substitute materials such as steel, glass, plastic and composite materials; changes in general economic conditions including deterioration in the global economy, particularly sectors in which our customers operate; changes in the fair value of derivative instruments; cyclical demand and pricing within the principal markets for our products as well as seasonality in certain of our customers’ industries; changes in government regulations, particularly those affecting taxes, environmental, health or safety compliance; changes in interest rates that have the effect of increasing the amounts we pay under our credit facilities and other financing agreements; the effect of taxes and changes in tax rates; and our indebtedness and our ability to generate cash. The above list of factors is not exhaustive. Other important risk factors included under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2014 are specifically incorporated by reference into this presentation.

©2015Novelis Inc. 3 Business Highlights

©2015Novelis Inc. 4 New Business Model Driving Q3 Results ■ Sales up 18% YoY  Record third quarter shipments  Strategic rolling expansions driving record Can shipments  Successful launch of new auto assets driving record Auto shipments ■ EBITDA up 16% YoY  Portfolio shift to higher margin products  Expanding low cost recycling capabilities  Better leveraging fixed costs 2,000 2,250 2,500 2,750 3,000 800 850 900 950 1,000 Q1FY14 Q2FY14 Q3FY14 Q4FY14 Q1FY15 Q2FY15 Q3FY15 TTM EBITDA E B IT D A $ M S hipments (k t) TTM Shipments Trailing 12 Month Trend

©2015Novelis Inc. 5 Novelis Business Model 62% 9% 12% 17% Can Auto Specialty Foil & Other 50% 25% 25% FY14 FY20* Includes some foil/other Portf o lio E v ol u ti o n Increase Rec y clin g In tegrated F o o tprin t  Utilize global footprint  Closed last smelting operation in December to focus on FRP  Achieved mid-decade goal of 50% recycled content in our products in Q3  Grow portfolio of high- recycled content products  Shifting portfolio to premium products  China & US auto finishing lines accelerating production  Auto finishing lines under construction are on track % of FRP shipments 33% 39% 43% 46% 50% 80% 30% 40% 50% 60% 70% 80% FY10 FY12 FY13 FY14 FY15* FY20* * Estimates Average Recycled Content in Products

©2015Novelis Inc. 6 Economic and Business Conditions Q4 Growth Despite Market Headwinds Market Challenges  Global economic uncertainty  Pricing dynamics in China  Exchange rate volatility  Falling commodity & metal prices ST Business Outlook  Contracted well to capture global demand  Accelerating Auto production  Ramp up recycling facilities  Utilize global assets and capabilities  Unexpected Logan outage

©2015Novelis Inc. 7 Q3FY15 Detailed Financial Review

©2015Novelis Inc. 8 Third Quarter Financial Highlights  Record Q3 Shipments, up 5% YoY to 757 kilotonnes  Sales up 18% to $2.8 billion  Adjusted EBITDA up 16% to $236 million  Net Income of $46 million, up $33 million; net income excluding certain items more than doubled to $60 million  Free cash flow before CapEx $92 million  Liquidity of $839 million Q3FY15 vs Q3FY14

©2015Novelis Inc. 9 Demand and Shipments Shipment Growth for 5th Consecutive Quarter 0 50 100 150 200 250 300 South America Asia Europe North America 8% 0% 9% 2% Third Party Shipments (kt) Q3FY15 Q3FY14 TTM Consolidated FRP Shipments Strong Global FRP Demand 0 5 10 15 20 25 30 35 2013 2015 2020 Can Auto Foil & Other Specialties T o n n e s ( m ill io n s ) 5% Source: CRU Q3FY15 Q3FY14 2,600 2,700 2,800 2,900 3,000 3,100 Kilotonnes

Q3FY15 Adjusted EBITDA Bridge

(USD Millions)

Q3FY14	**$203**
Volume	36
Price & Mix	7
SG&A and Other	(5)
Operating Costs	(19)
Metal Price Lag	15
Foreign Exchange	(1)
Q3FY15	**$236**

- Record Global Shipments
- Portfolio shift & price increases partially offset by difficult pricing environment in Asia
- Higher fixed costs partially offset by higher recycling benefits

Business Model Driving Results

©2015Novelis Inc.

Not just aluminum, Novelis Aluminum.

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©2015Novelis Inc. 11 Capital Expenditures & Free Cash Flow Q3FY14 Q3FY15 Free Cash Flow (61) (12) Capital Expenditures 157 104 Free Cash Flow Before CapEx 96 92 Expect Positive Full Year FY15 Cash Flow  EBITDA growth  Working capital opportunities  Lower LME prices  Includes $525 – 550 million of capital expenditures (USD Millions)

©2015Novelis Inc. 12 Summary

©2015Novelis Inc. 13  New business model drives results in Q3  Gaining momentum into Q4  Record shipment levels  Auto facilities accelerating production  New recycling facilities in Germany and Brazil ramping up  Will drive stronger Q4 EBITDA sequentially and YoY in spite of headwinds  Logan hot mill outage in early January  Global economic uncertainty  Currency, commodity, metal price volatility Summary and Outlook

©2015Novelis Inc. 14 Questions & Answers

©2015Novelis Inc. 15 Appendix

Income Statement Reconciliation To Adjusted EBITDA

(in $ m)	Q1 FY14	Q2 FY14	Q3 FY14	Q4 FY14	FY14	Q1 FY15	Q2 FY15	Q3 FY15
Net income (loss) attributable to our common shareholder	**14**	**23**	**13**	**54**	**104**	**35**	**38**	**46**
- Interest, net	(75)	(74)	(74)	(74)	(297)	(80)	(80)	(84)
- Income tax (provision) benefit	(3)	(26)	3	15	(11)	(24)	2	(3)
- Depreciation and amortization	(77)	(79)	(91)	(87)	(334)	(89)	(90)	(87)
EBITDA	**169**	**202**	**175**	**200**	**746**	**228**	**206**	**220**
- Unrealized gain (loss) on derivatives	(12)	4	3	(5)	(10)	1	(1)	12
- Realized gain (loss) on derivative instruments not included in segment income	2	2	2	(1)	5	(1)	-	(3)
- Proportional consolidation	(11)	(8)	(11)	(10)	(40)	(8)	(9)	(10)
- Restructuring and impairment, net	(9)	(18)	(19)	(29)	(75)	(6)	(7)	(25)
- Loss on sale of fixed assets	(1)	(1)	(2)	(5)	(9)	(1)	(2)	(1)
- Gain on assets held for sale, net	-	-	6	-	6	11	-	12
- Others costs, net	(4)	(5)	(7)	-	(16)	(3)	(5)	(1)
Adjusted EBITDA	**204**	**228**	**203**	**250**	**885**	**235**	**230**	**236**
Other income (expense) included in adjusted EBITDA								
- Metal price lag	(2)	3	(7)	24	17	2	9	8
- Foreign currency remeasurement	3	(1)	-	-	2	1	(3)	(4)

Explanation of other income (expense) Included in adjusted EBITDA

1) Metal price lag net of related hedges: On certain sales contracts we experience timing differences on the pass through of changing aluminum prices from our suppliers to our customers. Additional timing differences occur in the flow of metal costs through moving average inventory cost values and cost of goods sold. This timing difference is referred to as metal price lag. We have a risk management program in place to minimize the impact of this "lag".

2) Foreign currency remeasurement net of related hedges: All balance sheet accounts not denominated in functional currency are remeasured every period to the period end exchange rates. This impacts our profitability. Like metal price lag, we have a risk management program in place to minimize the impact of such remeasurement.

©2015Novelis Inc.

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Not just aluminum, Novelis Aluminum.

©2015Novelis Inc. 17 (in $ m) Q1 FY14 Q2 FY14 Q3 FY14 Q4 FY14 FY14 Q1 FY15 Q2 FY15 Q3 FY15 Cash (used in) provided by operating activities (102) 350 108 346 702 (24) 11 100 Cash used in investing activities (187) (164) (162) (189) (702) (119) (119) (46) Less: proceeds from sales of assets - (8) (7) (1) (16) (34) - (66) Free cash flow (289) 178 (61) 156 (16) (177) (108) (12) Capital expenditures 181 184 157 195 717 138 126 104 Free cash flow before capital expenditures (108) 362 96 351 701 (39) 18 92 Free Cash Flow